Exhibit 23.1

CONSENT OF ATTORNEYS

Reference is made to the Registration Statement of Fortitude Gold Corporation on Form S-1 relating to the distribution of 21,211,260 shares of the Company’s common stock. Reference is also made to Exhibit 5.1 included in the Registration Statement relating to the validity of the securities proposed to be distributed.

We hereby consent to the use of our opinion concerning the validity of the securities proposed to be distributed.

Very truly yours,

HART & HART, LLC

/s/ William T. Hart
William T. Hart

Denver, Colorado
December 18, 2020